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                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY





                          FIRST SUPPLEMENTAL INDENTURE

                                 By and Between



                         METROMEDIA FIBER NETWORK, INC.


                                       and


                              THE BANK OF NEW YORK









                                   Dated as of

                               September 26, 2001




                            A SUPPLEMENTAL INDENTURE
                                    REGARDING

                            10% SENIOR NOTES DUE 2009

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                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE dated as of September 26, 2001, between Metromedia Fiber Network, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called "METROMEDIA Fiber"), and The Bank of New York, as successor to IBJ Schroder Bank & Trust Company, a banking corporation existing under the laws of the State of New York, as trustee (the "TRUSTEE").

         WHEREAS, Metromedia Fiber has heretofore executed and delivered to the Trustee an indenture dated as of November 17, 1999 (hereinafter called the "ORIGINAL INDENTURE") to provide for the issuance of its 10% Senior Notes due 2009 (the "NOTES");

         WHEREAS, Section 9.2 of the Original Indenture provides, among other things, that, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, Metromedia Fiber and the Trustee may enter into indentures supplemental to the Original Indenture for the purpose of amending any provision of the Original Indenture or the Notes (other than as provided in Section 9.2 of the Original Indenture);

         WHEREAS, Metromedia Fiber desires to amend and delete certain provisions to the Original Indenture;

         WHEREAS, Section 6.4 of Original Indenture provides, among other things, that the Holders of at least a majority and aggregate principal amount of the Notes then outstanding may by written to the Trustee may on behalf of the Holders of all the Notes waive an existing Default (as defined in the Original Indenture) and its consequences under the Indenture;

         WHEREAS, Metromedia Fiber is seeking a waiver of certain Defaults as more further specified in Section 3.1 below;

         WHEREAS, all action on the part of Metromedia Fiber necessary to authorize its execution, delivery and performance of the Original Indenture, as further supplemented by this First Supplemental Indenture, has been duly taken;

         WHEREAS, Metromedia Fiber has solicited the consent of the Holders of the Notes to a certain amendment to the Original Indenture, including the waivers set forth in Section 3.1 (the "AMENDMENT") pursuant to that certain Consent Solicitation Statement of Metromedia Fiber dated August 22, 2001 (without regard to any amendment thereto, the "CONSENT SOLICITATION STATEMENT");

         WHEREAS, Holders of at least a majority in aggregate principal amount of the Notes have consented to the Amendment and instruments evidencing such consent (constituting notice or the waivers set forth in Section 3.1 below) have been delivered to the Trustee; and

         WHEREAS, Metromedia Fiber desires and has requested the Trustee to join in the execution and delivery of this First Supplemental Indenture for the purpose of amending the Original Indenture.

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, it is mutually covenanted and agreed for the equal and ratable benefit of all Holders of the Notes as follows, effective upon execution hereof by the Trustee:

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                                   ARTICLE ONE

                                   DEFINITION
                                   ----------

         Section 1.1 DEFINITION. When used herein, "Consent Solicitation Conditions Satisfaction" shall mean such time as Metromedia Fiber has become obligated to pay the Consent Fee as that term is defined in, and pursuant to the terms of, the Consent Solicitation Statement.

                                   ARTICLE TWO

                        AMENDMENTS TO ORIGINAL INDENTURE

         Section 2.1 AMENDED PROVISIONS.

         (a) Upon the occurrence of the Consent Solicitation Conditions Satisfaction, Section 4.9(f) of the Original Indenture shall be amended and restated in its entirety to read as follows:

         (f) the incurrence by (i) the Company or any of its Foreign Subsidiaries of Purchase Money Indebtedness and (ii) any Restricted Subsidiary that is not a Foreign Subsidiary of up to $500 million aggregate principal amount of Purchase Money Indebtedness; PROVIDED that in each case such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP in good faith by the Board of Directors of the Company) to the Company, such Foreign Subsidiary or such Restricted Subsidiary that is not a Foreign Subsidiary, as applicable, of the property so purchased, developed, acquired, constructed, improved, or leased; PROVIDED, FURTHER, that in the case of clause (ii) only, the Indebtedness that constitutes the Purchase Money Indebtedness may not include Indebtedness incurred under credit agreements entered into with bank lenders and similar financial institutions or Indebtedness represented by a series of notes and debentures issued pursuant to either a public offering of notes or debentures registered under the Securities Act or private offering of notes or debentures to QIBs in a transaction exempt from registration under the Securities Act in reliance on Rule 144A..

         (b) Upon the occurrence of the Consent Solicitation Conditions Satisfaction, the defined term "Purchase Money Indebtedness set forth in Section
1.1 of the Original Indenture shall be amended and restated in its entirety to read as follows:

         "Purchase Money Indebtedness" means Indebtedness (including Acquired Debt, in the case of leases, Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of the engineering, construction, installation, acquisition, lease (other than pursuant to a sale on a leaseback of Existing Assets), development or improvement of any Telecommunications Assets used by the Company or any Restricted Subsidiary, in the case of Indebtedness incurred by the Company or any Foreign Subsidiary, or any Foreign Subsidiary in the case of Indebtedness incurred by any Foreign Subsidiary, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

         (c) Upon the occurrence of the Consent Solicitation Conditions Satisfaction, clause (i) of the defined term "Permitted Liens" set forth in
Section 1.1 of the Original Indenture shall be amended and restated in its entirety to read as follows:

         (i) Liens to secure Indebtedness permitted by clauses (e), (f), (g) and
(h) of the second paragraph of Section 4.09 hereof on any Permitted Refinancing Indebtedness, provided that with respect to Liens to secure Indebtedness permitted by clause (f) thereof or any Permitted Refinancing Indebtedness of such Indebtedness, such Lien must cover only the assets engineered, constructed, installed, acquired, leased (other than pursuant to a sale and leaseback of Existing Assets, developed or improved with such Indebtedness;


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                                  ARTICLE THREE

                                     WAIVER
                                     ------

         Section 3.1 WAIVER. Upon the occurrence of the Consent Solicitation Conditions Satisfaction, the Holders shall be deemed to have waived any existing Default under, or Event of Default arising pursuant to, either Section 4.9 or
Section 4.12 of the Original Indenture.

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         Section 4.1 EXECUTION AS SUPPLEMENTAL INDENTURE. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

         Section 4.2 RESPONSIBILITY FOR RECITALS, ETC. The recitals herein shall be taken as the statements of Metromedia Fiber, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

         Section 4.3 PROVISIONS BINDING ON COMPANY'S SUCCESSORS. All of the covenants, stipulations, promises and agreements made in this First Supplemental Indenture by Metromedia Fiber shall bind its successors and assigns whether so expressed or not.

         Section 4.4. CONTINUING EFFECT. Except as expressly provided herein, all of the terms and provisions of the Original Indenture are and shall remain in full force and effect. The amendment provided for herein is limited to the specific section of the Original Indenture specified herein and shall not constitute an amendment of any other provisions of the Original Indenture.

         Section 4.5 GOVERNING LAW. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and, for all purposes, shall be construed in accordance with the laws of said State.

         Section 4.6 EXECUTION AND COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


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         IN WITNESS WHEREOF, Metromedia Fiber Network, Inc. has caused this
First Supplemental Indenture to be signed and acknowledged by its Chairman of the Board, President or one of its Vice Chairman, has caused its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or one of its Assistant Secretaries, and The Bank of New York, as Trustee, has caused this First Supplemental Indenture to be signed and acknowledged by one of its Vice Presidents, has caused its corporate seal to be affixed hereunto, and the same to be attested by a duly authorized officer, all as of the day and year first written above.

(Seal)                             Metromedia Fiber Network, Inc.


                                   By   /s/ Nick Tanzi
                                        ---------------------------------------
                                        Name:  Nick Tanzi
                                        Title: President


Attest:  By  /s/ Robert Sokota
             ---------------------------
             Name:  Robert Sokota
             Title: Secretary







(Seal)                             The Bank of New York


                                   By   /s/ Michael C. Daly
                                        ---------------------------------------
                                        Name:  Michael C. Daly
                                        Title: Assistant Vice President


Attest:  By  /s/ Geovanni Barris
             ---------------------------
             Name:  Geovanni Barris
             Title: Vice President


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